UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 12, 2005
BRIGHT HORIZONS FAMILY SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24699	62-1742957

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Talcott Avenue South Watertown, Massachusetts	02472

(Address of Principal Executive Offices)	(Zip Code)
(617) 673-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On September 12, 2005 Bright Horizons Family Solutions, Inc. (“Bright Horizons”) completed its acquisition of ChildrenFirst Inc. (“ChildrenFirst”), a privately held operator of 33 employer-sponsored back-up child care centers in the U.S. and Canada, by merging a wholly owned subsidiary of Bright Horizons with and into ChildrenFirst resulting in ChildrenFirst becoming a wholly-owned subsidiary of Bright Horizons (the “Merger”).
The Merger consideration paid by Bright Horizons to the securityholders of ChildrenFirst totaled $57.6 million in cash, which is subject to the terms of the Merger Agreement. The acquisition was funded with cash on hand.
The terms of the Merger are more fully described in the Merger Agreement which is defined below.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of businesses acquired.
          Not required.
     (b) Pro forma financial information.
          Not required.
     (c) Shell company transactions.
          Not applicable.
     (d) Exhibits.

2.1	Agreement and Plan of Merger (the “Merger Agreement”) by and among Bright Horizons, BFAM Mergersub, Inc. (the “Transitory Subsidiary”), and ChildrenFirst dated as of June 27, 2005 (incorporated by reference to Exhibit 2.1 of Form 10-Q filed by Bright Horizons Family Solutions, Inc. on August 9, 2005).

99.1	Press Release dated September 13, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS, INC.
By:	/s/ Elizabeth J. Boland
Elizabeth J. Boland
Chief Financial Officer

Date: September 16, 2005

EXHIBIT INDEX

Exhibit
No.	Description

2.1*	Agreement and Plan of Merger (the “Merger Agreement”) by and among Bright Horizons, BFAM Mergersub, Inc. (the “Transitory Subsidiary”), and ChildrenFirst dated as of June 27, 2005 (*incorporated by reference to Exhibit 2.1 of Form 10-Q filed by Bright Horizons Family Solutions, Inc. on August 9, 2005).

99.1	Press Release dated September 13, 2005.